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                                                                   EXHIBIT 10.30

                                 PROMISSORY NOTE

Atlanta, Georgia
                                                              Date: March 6,2003

PRINCIPAL AMOUNT: USD $50,000,00

INTEREST RATE: 10% p.a.

DUE DATE: August 31, 2003

FOR VALUE RECEIVED the undersigned jointly and severally promise to pay to FIDRA HOLDINGS LTD. or order, the sum of FIFTY THOUSAND US DOLLARS (USD $50,000.00) on August 31" 2003, together with the interest at the rate of Ten per cent (10%) per annum on the principal amount outstanding from time to time, calculated from the date hereof and payable on the last day of each month from and after March 31st, 2003, up until maturity and after maturity until PAYMENT, PROVIDED that the Promissor may, in each year, calculated from the date hereof, pay by way of accelerated repayment of principal, such amount or amounts when aggregated together, total up to, but not more than one quarter (1/4) of the principal outstanding hereunder at any time, without notice or bonus prior to maturity date.

Notice of Presentment, Protest and Dishonor are hereby waived.

/s/ Thomas P. Tanis, Jr.
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SYNDICATED FOOD SERVICES INTERNATIONAL INC.,